UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2023

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598

(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 543-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a-12 under the Exchange Act (17 CFR 240. l 4a-12)

☐	Pre-commencement communications pursuant to Rule J 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule l 3e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(I)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(I)    The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2023, Bloom Energy Corporation (the “Company”) entered into an Amendment (the “Amendment”) to its certain Securities Purchase Agreement (as amended, the “Purchase Agreement”) and Investor Agreement (as amended, the “Investor Agreement”), each with SK ecoplant Co., Ltd. (“SK ecoplant”). Pursuant to the Purchase Agreement, the Company issued and sold to SK ecoplant 13,491,701 shares of non-voting redeemable convertible Series B preferred stock, par value $0.0001 per share, of the Company (the “RCPS”), at a purchase price of $23.05 per share or an aggregate purchase price of approximately $311 million (the “Secondary Investment”). The closing of the Secondary Investment (the “Second Closing”) will occur on or before March 24, 2023. The holder of the RCPS may convert the RCPS at any time into Class A Common Stock, provided that the RCPS shall automatically be converted into Class A Common Stock on the six month anniversary of the Second Closing. The RCPS will have a liquidation preference over the Company’s common stock and will only be redeemable at the option of the holders of the RCPS. The RCPS will not have any voting rights nor entitle the holder to receive dividends. Upon payment of the RCPS by SK ecoplant, SK ecoplant directed the Company to issue the RCPS to Econovation, LLC (“Econovation”), an affiliated entity of SK ecoplant of which SK ecoplant is the managing member, formed for the sole purpose of holding the Company shares. The Investor Agreement provides for certain rights and restrictions relating to the Secondary Investment as described in the Current Report on Form 8-K filed on October 25, 2021. A Certificate of Designation of Series B Redeemable Convertible Preferred Stock (the “Certificate of Designation”) that sets forth the terms, rights and obligations of the RCPS will be filed with the Secretary of State of Delaware.

On March 20, 2023, the Company also entered into a Shareholder’s Loan Agreement with SK ecoplant (the “Loan Agreement”), which provides that if at any time prior to the conversion of the RCPS, SK ecoplant provides a notice of the intention of SK ecoplant or Econovation to hold fewer than 10,000,000 shares or 13,491,701 shares, respectively, and certain other conditions are satisfied, the Company can request a draw down on the loan for up to $310,957,102. The Loan Agreement has a maturity of five years and an interest rate of 4.6%. The proceeds of the Loan Agreement can be used by the Company for working capital and general corporate purpose needs.

The foregoing description of the Amendment, the Certificate of Designation and the Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, the Certificate of Designation and the Loan Agreement, which are filed herewith as Exhibit 10.1, Exhibit 3.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Secondary Investment is incorporated herein by reference. The Company will offer and sell the RCPS in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will rely on this exemption from registration based in part on representations made by SK ecoplant in the Purchase Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this item and included in Item 1.01 of this Current Report related to the RCPS and Certificate of Designation are incorporated herein by reference.

Item 8.01	Other Events.

The disclosure included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation of Series B Redeemable Convertible Preferred Stock

10.1	Amendments to Securities Purchase Agreement and Investor Agreement, dated March 20, 2023, between the Company and SK ecoplant Co., Ltd.

10.2	Shareholder’s Loan Agreement, dated March 20, 2023, between the Company and SK ecoplant Co., Ltd.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: March 23, 2023	By:	/s/ Gregory Cameron
Gregory Cameron
President and Chief Financial Officer